EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 14, 2009, relating to the financial statements and financial statement schedules of Tidewater Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

February 10, 2010